UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): November 26, 2012

Gulf Resources, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-20936 (Commission File Number)	13-3637458 (IRS Employer Identification No.)

99 Wenchang Road, Chenming Industrial Park, Shouguang City, Shandong, China 262714

(Address of principal executive offices and zip code)

+86 (536) 567-0008

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 26, 2012, Gulf Resources, Inc. (the “Company”) and Shouguang City Haoyuan Chemical Company Limited, a wholly owned subsidiary of the Company (the “SCHC”), entered into an Asset Purchase Agreement (the “Agreement”) with Chengyong Zhao, a resident of the People’s Republic of China (the “Seller”), pursuant to which SCHC shall, upon closing, acquire all right, title and interest in and to all assets owned by the Seller utilized in the production of bromine, located at Guantai Village, Shouguang City Yangkou Township, including without limitation, machinery, equipment and inventory, and any warranties associated therewith (the “Purchased Assets”).

In consideration for the Purchased Assets and for the value of the rights to the leased property located at Guantai Village, Shouguang City Yangkou Township (the “Leased Property”), SCHC shall pay to the Seller, upon closing, a total consideration of  RMB 62 million (approximately US $9.86 million) (the “Purchase Price”), of which RMB 31 million shall be paid in cash and the remainder shall be paid through the issuance of 3,806,728 shares of the Company’s common stock, par value $0.0005 per share (the “Common Stock”).

An amount equal to RMB 6.2 million (approximately US $0.99 million) of the Purchase Price shall be delivered to the Seller upon the execution of the Agreement as a security deposit (the “Security Deposit”) pending the final assessment of the condition of the Purchased Assets and the Leased Property. If the assessment is not acceptable to SCHC, the parties shall negotiate a reduction in the Purchase Price.  If a mutually acceptable amount is not agreed, SCHC shall have the right to terminate the Agreement and  the Security Deposit shall be returned.  If the assessment is acceptable to SCHC, the remainder of the Purchase Price shall be delivered to the Sellers within twenty (20) days from the date that SCHC receives a satisfactory assessment report (the “Closing Date”).  Further, if SCHC is unable to deliver the remainder of the Purchase Price in the time frame prescribed, the Seller has the right to terminate the Agreement and to retain the Security Deposit.

As a result of this Agreement, the Purchased Assets including, without limitation, any and all bromine that can be produced on the Leased Property, buildings, equipment, wells, pipelines, and power circuits will be acquired by SCHC; provided, however, that SCHC shall not be liable for any debts, obligations and/or liabilities of the Seller relating to the Purchased Assets and the Leased Property.

A copy of the Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1	Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF RESOURCES, INC.

By:	/s/ Xiaobin Liu
Name:	Xiaobin Liu
Title:	Chief Executive Officer

Dated: November 28, 2012

Exhibit Index

Exhibit No. 10.1	Description Asset Purchase Agreement